EX-99.906CERT

EXHIBIT 19(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

William Ferri, Principal Executive Officer, and Dylan Germishuys, Principal Financial Officer, of Cantor Fitzgerald Commodity Return Strategy Portfolio (the “Fund”), each certify to his or her knowledge that:

(1)	The Fund’s periodic report on Form N-CSR for the period ended April 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ William Ferri	/s/ Dylan Germishuys
William Ferri	Dylan Germishuys
Principal Executive Officer	Principal Financial Officer
August 26, 2026	August 24, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.